UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 23, 2006

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Concentra Inc. (“Concentra”), the holder of all of the capital stock of Concentra Operating Corporation (the “Company”), and Norman C. Payson, M.D., Chairman of the Board of both Concentra and the Company, had previously entered into the Concentra Inc. Six Month Option Award Agreement (the “Option Agreement”), and a Chairman’s Agreement, each dated as of November 28, 2005, as reported in the Company’s Current Report on Form 8-K on November 29, 2005. Under the Option Agreement, Dr. Payson’s right to exercise the Options and purchase the Option Shares (as such terms are defined in the Option Agreement) would terminate on May 30, 2006. On May 26, 2006, Concentra and Dr. Payson entered into Amendment No. 1 to the Option Agreement (the “Option Amendment”). The Option Amendment, among other things, extended the timeframe during which Dr. Payson could exercise the options to the earlier of: (a) the 30th day following receipt of written notice of such termination from Concentra, given no earlier than August 1, 2006, and (b) December 29, 2006.

In accordance with the terms of the Option Amendment, Concentra provided written notice to Dr. Payson advising him that he had thirty (30) days to exercise his options, in whole or in part. The Option Agreement terminated by its terms and the options were canceled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: October 26, 2006